As filed with the U.S. Securities and Exchange Commission on June 15, 2021

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rice Acquisition Corp. II
(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1580612
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

102 East Main Street, Second Story
Carnegie, Pennsylvania 15106
(713) 446-6259
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel Joseph Rice, IV
Chief Executive Officer
102 East Main Street, Second Story
Carnegie, Pennsylvania 15106
(713) 446-6259

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Matthew Pacey, P.C. Lanchi Huynh Kirkland & Ellis LLP 609 Main Street Houston, Texas 77002 (713) 836-3600	David P. Oelman E. Ramey Layne Sarah K. Morgan Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☐

If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ File No. 333-254080

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant(2)	5,750,000 units	$10.00	$57,500,000.00	$6,273.25
Class A ordinary shares included as part of the units(3)	5,750,000 shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	1,437,500 warrants	—	—	—	(4)
Class A ordinary shares underlying redeemable warrants	1,437,500 shares	$11.50	$16,531,250.00	$1,803.56
Total			$74,031,250.00	$8,076.81	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Represents only the additional number of securities being registered and includes 750,000 units, consisting of 750,000 Class A ordinary shares and 187,500 warrants, which may be issued upon exercise of the 45-day option granted to the underwriters to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-254080).
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from share splits, share capitalizations, reorganizations, recapitalizations or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $370,156,250.00 on its Registration Statement on Form S-1, as amended (File No. 333-254080), which was declared effective by the Securities and Exchange Commission on June 15, 2021. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional number of securities having a proposed maximum offering price of $74,031,250.00 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 5,750,000 additional units of Rice Acquisition Corp. II, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share, par value $0.0001 (“Class A Ordinary Shares”), and one-fourth of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1, including 750,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each whole warrant entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-254080) (the “Prior Registration Statement”), initially filed by the Registrant on March 10, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on June 15, 2021. The required opinions of counsels and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of June 16, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than June 16, 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Maples and Calder (Cayman), LLP, Cayman Islands Counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Kirkland & Ellis LLP (included on Exhibit 5.1).
23.3	Consent of Maples and Calder (Cayman), LLP (included on Exhibit 5.2).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carnegie, Pennsylvania, on the 15th day of June 2021.

RICE ACQUISITION CORP. II

By:	/s/ Daniel Joseph Rice, IV
Name:	Daniel Joseph Rice, IV
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Daniel Joseph Rice, IV	Chief Executive Officer and Director	June 15, 2021
Daniel Joseph Rice, IV	(Principal Executive Officer)

/s/ J. Kyle Derham	President, Chief Financial Officer and Director	June 15, 2021
J. Kyle Derham	(Principal Financial Officer)

/s/ James Wilmot Rogers	Chief Accounting Officer	June 15, 2021
James Wilmot Rogers	(Principal Accounting Officer)

/s/ Jide Famuagun	Director	June 15, 2021
Jide Famuagun

/s/ Carrie Fox	Director	June 15, 2021
Carrie Fox

/s/ James Lytal	Director	June 15, 2021
James Lytal

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